Exhibit 99.1

News Release

Macquarie Group to acquire Waddell & Reed Financial, Inc. for $1.7 billion

Delivers immediate value and significant premium to stockholders

Accelerates transformation on behalf of clients and advisors

Macquarie Group also announced its agreement to sell Waddell & Reed Financial, Inc. wealth management platform to LPL Financial for $300 million providing continuity for existing Waddell & Reed wealth management business

Overland Park, KS, December 2, 2020 – Waddell & Reed Financial, Inc. (NYSE: WDR) today announced it has entered into a merger agreement with Macquarie Asset Management, the asset management division of Macquarie Group (ASX: MQG; ADR: MQBKY), under which Macquarie would acquire all of the outstanding shares of Waddell & Reed for $25.00 per share in cash representing total consideration of $1.7 billion.

The transaction represents a premium of approximately 48% to the closing price of Waddell & Reed common stock on December 1, 2020, the last trading day prior to the transaction announcement, and a premium of approximately 57% to Waddell & Reed’s volume-weighted average price for the last 90 trading days.

On completion of the transaction, Macquarie has agreed to sell Waddell & Reed Financial, Inc.’s wealth management platform to LPL Financial Holdings Inc. (Nasdaq: LPLA), a leading U.S. retail investment advisory firm, independent broker-dealer, and registered investment advisor custodian, and also enter into a long-term partnership with Macquarie becoming one of LPL’s top tier strategic asset management partners.

As a result of the transaction, Macquarie Asset Management’s assets under management are expected to increase to over $465 billion, with the combined business becoming a top 251 actively managed, long-term, open-ended U.S. mutual fund manager by assets under management, with the scale and diversification to competitively position the business to maintain and extend its high standards of service to clients and partners.

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the U.S. since 1937. Today, investment products are distributed under the Ivy Investments brand, as well as through independent financial advisors associated with Waddell & Reed, Inc. As of September 30, 2020, Waddell & Reed Financial, Inc.’s asset management business had $68 billion of assets under management and its wealth management business had assets under administration of $63 billion.

Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc., said: “Over the past few years, we have been focused on leveraging our strong heritage as the foundation for transforming our firm into a more diversified and growth-oriented financial services enterprise.  The long-term partnership between Macquarie and LPL as part of this transaction accelerates that transformation and ultimately will benefit our clients and independent financial advisors while delivering significant value to our stockholders.”

Martin Stanley, Head of Macquarie Asset Management, said: “The addition of Waddell & Reed Financial, Inc. and our enhanced partnership with LPL will significantly increase our ability to grow and invest in our combined business for the benefit of our clients. Ivy Investments’ complementary investment capabilities will provide diversification to Macquarie Asset Management’s capabilities and client base. The consideration offered reflects the quality of Waddell & Reed’s business and the future benefits of our partnership with LPL.”

Shawn Lytle, President of Delaware Funds by Macquarie and Head of Macquarie Group in the Americas, added: “This transaction is an important step forward in our growth strategy for Delaware Funds by Macquarie. The acquisition of Waddell & Reed’s asset management business and our partnership with LPL significantly strengthens our position as a top 25 U.S. actively managed, long-term, open-ended mutual fund manager across equities, fixed income and multi asset solutions.”

1 Source: Assets under management as of September 30, 2020 - Based on data represented in Strategic Insight and Morningstar. Data includes ICI Method of Sales: Salesforce, Institutional and Retirement. Data excludes Variable Insurance Products, Closed End Funds, ETFs, passive mutual funds, Money Market Funds, Delaware Pooled Trusts, and Optimum Funds.

Dan Arnold, President and Chief Executive Officer of LPL Financial said: “Waddell & Reed advisors are highly experienced and well-respected throughout the industry. They are a terrific fit both culturally and strategically, and we welcome them to the LPL family. Looking ahead, we expect our capabilities and resources will benefit their practices and help them unlock additional value and growth. Additionally, we look forward to deepening our long-term partnership with Macquarie, which will help us preserve unique aspects of the Waddell & Reed advisor experience while also positioning us to explore additional long-term opportunities together.”

The transaction has been approved by the Boards of Directors of Waddell & Reed Financial, Inc., Macquarie Group and LPL and is expected to close in the middle of 2021, subject to regulatory approvals, Waddell & Reed Financial, Inc. stockholder approval and other customary closing conditions.

Advisors and Counsel

J.P. Morgan Securities LLC served as lead financial advisor to Waddell & Reed Financial, Inc. Wells Fargo Securities, LLC also served as financial advisor and Norton Rose Fulbright US LLP served as lead counsel. RBC Capital Markets served as exclusive financial advisor and Allen & Overy served as lead counsel to Macquarie.

Contacts

Investor Contact:

Mike Daley, VP, Chief Accounting Officer & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Media Contact:

Roger Hoadley, VP, Communications, (913) 236-1993, rhoadley@waddell.com

About Waddell & Reed Financial, Inc.

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, we distribute our investment products through the unaffiliated channel under the IVY INVESTMENTS® brand (encompassing broker/dealer, retirement, and registered investment advisors), our wealth management channel (through independent financial advisors associated with WADDELL & REED, INC.), and our institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

About Macquarie Asset Management

Macquarie Asset Management (MAM) is Macquarie's asset management business. MAM is a full-service asset manager, providing investment solutions to clients across a range of capabilities including infrastructure & renewables, real estate, agriculture, transportation finance, private credit, equities, fixed income, and multi-asset solutions. As at 30 September 2020, MAM had $A554.9 billion of assets under management. MAM has over 1,900 staff operating across 20 markets in Australia, the Americas, Europe and Asia. MAM has been managing assets for institutional and retail investors since 1980 in Australia and 1929 in the US, through a predecessor firm, formerly known as Delaware Investments. Delaware Funds by Macquarie refers to certain investment solutions that MAM distributes, offers, refers, or advises.

About LPL Financial

LPL Financial (https://www.lpl.com) is a leader in the retail financial advice market, the nation’s largest independent broker/dealer(+) and a leading custodian (or provider of custodial services) to RIAs. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

(+)Based on total revenues, Financial Planning magazine June 1996-2020.

Securities and Advisory Services offered through LPL Financial LLC, a Registered Investment Advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of Waddell & Reed Financial, Inc. by Macquarie. In connection with the proposed merger, Waddell & Reed Financial, Inc. will file with the U.S. Securities and Exchange Commission (the “SEC”) and furnish to Waddell & Reed Financial, Inc.’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through our website at ir.waddell.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of Waddell & Reed Financial, Inc. may be deemed “participants” in the solicitation of proxies from stockholders of Waddell & Reed Financial, Inc. in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Waddell & Reed Financial, Inc. in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about Waddell & Reed Financial, Inc.’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with Waddell & Reed Financial, Inc.’s 2020 Annual Meeting of Stockholders, filed with the SEC on March 6, 2020.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the impact of the COVID-19 pandemic and related economic conditions, as well as the factors discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain Waddell & Reed Financial, Inc. stockholder approval and regulatory and client approvals; (iii) the announcement and pendency of the merger may disrupt our business operations (including the threatened or actual loss of advisors, employees, clients or suppliers); and (iv) we could experience financial or other setbacks if the transaction encounters unanticipated problems.

Other important factors that may affect our business’ future operating results, include, but are not limited to: (i)  the loss of existing distribution relationships or inability to access new distribution relationships;(ii) a reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures; (iii) the adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body; (iv) changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards; (v) the introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes; (vi) a decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; (vii) our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment; (viii) non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies; (ix) our inability to attract and retain senior executive management and other key personnel to conduct our wealth management and investment management business; (x) a failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and (xi) our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the SEC, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2019 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.